Morrison Restaurants Inc.
       Salary Deferral Plan


       Financial Statements
    and Supplemental Schedules

Years ended December 31, 1993 and 1992
   with reports of Independent Auditors




Morrison Restaurants Inc. Salary Deferral Plan

                      Financial Statements
                   and Supplemental Schedules



             Years ended December 31, 1993 and 1992




Contents

Report of Independent Auditors.................................1

Audited Financial Statements

Statements of Net Assets Available for Benefits................2
Statements of Changes in Net Assets Available for Benefits.....3
Notes to Financial Statements..................................4


Supplemental Schedules

Item 27a-Schedule of Assets Held for Investment Purposes.......12
Item 27d-Schedule of Reportable (5%) Transactions..............13





                 Report of Independent Auditors


Employee Benefits Committee of
 Morrison Restaurants Inc.

We have audited the accompanying statements of net assets available for benefits of the Morrison Restaurants Inc. Salary Deferral Plan as of December 31, 1993 and 1992, and the related statements of changes in net assets available for benefits for the years then ended. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the Plan at December 31, 1993 and 1992, and the changes in its net assets available for benefits for the years then ended, in conformity with generally accepted accounting principles.

Our audits were made for the purpose of forming an opinion on the financial statements taken as a whole. The accompanying supplemental schedules of Assets Held for Investment Purposes and Reportable (5%) Transactions as of or for the year ended December 31, 1993, are presented for purposes of complying with the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974, and are not a required part of the basic financial statements. The supplemental schedules have been subjected to the auditing procedures applied in our audit of the 1993 financial statements and, in our opinion, are fairly stated in all material respects in relation to the 1993 financial statements taken as a whole.



                                   /s/ Ernst & Young
                                   Ernst & Young
April 20, 1994

Morrison Restaurants Inc. Salary Deferral Plan

Statements of Net Assets Available for Benefits

                                                  December 31
                                              1993          1992


Assets
 Investments, at fair value:
   Morrison Restaurants Inc.
    common stock                             $ 11,333,595    $  6,021,405
   Other equity securities:
    Murray Johnstone
     International Fund                                 -         883,014
    Sun Bank Corporate Equity Fund              1,604,327       1,226,678
    Templeton Growth Fund                       1,736,648               -
                                               14,674,570       8,131,097

 Guaranteed investment contracts
   with insurance companies,
   at contract value                           21,676,321      23,218,218
Total investments                              36,350,891      31,349,315

Contributions receivable:
  Participants                                    423,933               -
  Employer                                         87,035               -
                                                  510,968               -
Dividends and interest receivable                   6,372           7,330
Total receivables                                 517,340           7,330
Cash                                            3,709,643       3,326,161
Total assets                                   40,577,874      34,682,806


Liabilities
Accrued trustee fees                                    -          13,698
Net assets available for benefits            $ 40,577,874    $ 34,669,108



See accompanying notes.


           Morrison Restaurants Inc. Salary Deferral Plan

     Statements of Changes in Net Assets Available for Benefits



                                                  Year ended December 31
                                                   1993           1992

Net investment income:
 Dividends, primarily on Morrison
  Restaurants Inc. common stock              $    133,502    $    70,675
 Interest                                       1,950,620      2,035,250
                                                2,084,122      2,105,925
Administrative expenses                          (181,412)      (192,900)
                                                1,902,710      1,913,025
Net appreciation in fair value
 of investments                                 3,115,979      1,845,634
Contributions:
 Participants                                   3,538,685      3,227,747
 Employer                                         725,327        611,984
                                                4,264,012      3,839,731
Withdrawals by participants                    (3,373,935)    (3,773,008)
Net additions                                   5,908,766      3,825,382
Net assets available for benefits at
 beginning of year                             34,669,108     30,843,726
Net assets available for benefits at
 end of year                                 $ 40,577,874   $ 34,669,108

See accompanying notes.

            Morrison Restaurants Inc. Salary Deferral Plan

                  Notes to Financial Statements

                        December 31, 1993

1. Significant Accounting Policies

The financial statements of the Morrison Restaurants Inc. Salary
Deferral Plan (the Plan) are presented on the accrual basis of accounting.

Investments in common trust funds are stated at fair value based on quoted redemption values on the last business day of the plan year. Morrison Restaurants Inc. common stock is traded on the New York Stock Exchange and is valued at the closing sales price on the last business day of the plan year.

Guaranteed investment contracts are stated at the contract value as determined by the insurance companies. Contract value represents contributions made under the contracts, plus interest at the contract rates, less funds used to pay benefits and the insurance companies' administrative expenses.

2. Description of the Plan

The Plan was established June 1, 1968 to provide additional incentive and retirement security for eligible employees of Morrison Restaurants Inc. and its subsidiaries (the Company). Effective September 30, 1992 the Plan was amended and renamed the Morrison Restaurants Inc. Salary Deferral Plan.

The general administration of the Plan is the responsibility of the Employee Benefits Committee (the Committee) which consists of at least two persons and not more than seven persons appointed by the Board of Directors. Costs of administering the Plan are paid by the Company to the extent not paid by the Trust. The Plan's assets are held by AmSouth Bank, N.A., trustee for the Plan. Smith Barney Shearson Inc. is the investment advisor for the Plan assets. AmSouth Bank, N.A., Sun Bank, N.A., and Morley Capital Management, Inc. are the investment managers for Plan assets.

The Plan may be terminated at any time by the Company's Board of Directors. Upon termination, all Company contributions become nonforfeitable and all assets are to be distributed to plan participants or their beneficiaries. Each participant would receive a proportionate share of the remaining assets, as determined by the individual account balances, on the date of termination.

         Morrison Restaurants Inc. Salary Deferral Plan

           Notes to Financial Statements (continued)

2. Description of Plan (continued)

To participate in the Plan, the employee must have completed one year of service, attained the age of 21, and authorized, on a form prescribed by the Committee, the deduction from his pay of the basic contribution as defined by the Plan. Participants may contribute amounts ranging from 2% to 10% of their compensation and specify the various investment alternatives to which the Plan's assets will be directed.

These investment alternatives are:

Short-Term Investment Fund

The investment policy of the short-term investment fund is to invest in income-producing assets with relatively short terms and relatively high security of principal. These assets can include government securities, commercial paper (publicly traded or privately placed), other debt securities, shares of money market mutual funds, units of participation in the Trustee's short-term investment trust, and time deposits or certificates of deposit of any member bank of the Federal Deposit Insurance Corporation.

Equity Fund

The investment policy of the equity fund is to invest in relatively high quality equity assets producing either income or capital appreciation, or both. These assets can include common stocks and similar equity securities (including warrants or rights to subscribe to or securities convertible into stock or securities), shares of mutual funds which invest in common stock and units of participation in the Trustee's general equity fund or that of an investment manager.

Fixed Income Fund

The investment policy of the fixed income fund is to achieve income through investment in income-producing assets with relatively high security of principal. These assets can include guaranteed investment contracts issued by insurance companies, bonds, notes, debentures, mortgages, preferred stocks, interests in leases of either real or personal property, or both, contracts or other evidences of indebtedness, endowment or annuity contracts, shares of mutual funds, or other tangible or

         Morrison Restaurants Inc. Salary Deferral Plan

2. Description of Plan (continued)

intangible property or interests in property, either real or personal, the income return from which is fixed or limited by the terms of the instrument creating or evidencing the property or interest in property.

Stock Fund

The investment policy of the stock fund is to allow participants to participate in the profits of the Company. These assets can include qualifying employer securities.

The Company matches 20% of contributions by participants with 3 to 9 years of service, 30% for participants with 10 to 19 years, and 40% for participants with 20 or more years of service. In January 1990, the Company established a Post-1989 Stock Match Fund. Matching contributions are made to the fund and shall be invested entirely in Company stock.

Participants or their beneficiaries have a 100% vested interest in the value of their respective contributions and employer matching accounts. The basic form of distribution is a single lump sum payment in cash.

3. Investments

The Plan's investments are held by a trust fund administered by AmSouth Bank, N.A., except for its guaranteed investment contracts with insurance companies (see Note 6).

The Plan's investments (including investments bought, sold and held during the year) appreciated in value by $3,115,979 and $1,845,634 during the years ended December 31, 1993 and 1992, respectively, as follows:

                                         Year ended December 31
                                            1993         1992
Morrison Restaurants Inc.
 common stock                          $  2,721,988  $ 1,948,211
Other securities:
 Murray Johnstone International Fund              -     (173,748)
 Sun Bank Corporate Equity Fund             143,391       71,171
 Templeton Growth Fund                      250,600            -
Totals                                 $  3,115,979  $ 1,845,634



         Morrison Restaurants Inc. Salary Deferral Plan

           Notes to Financial Statements (continued)

3. Investments (continued)

The fair values of individual investments that represent 5% or more of the Plan's net assets at December 31, 1993 and 1992 are as follows:


                                                 1993          1992

Morrison Restaurants Inc.
 common stock                               $ 11,333,595   $ 6,021,405
Continental Assurance Company,
 guaranteed investment contract                2,132,177     4,897,063
Allstate Life Insurance Company,
 guaranteed investment contract #GA-4894       5,175,508     4,770,053
Allstate Life Insurance Company,
 guaranteed investment contract #GA-5050       6,310,107     5,807,738
State Mutual Life Assurance Company,
 guaranteed investment contract                        -     3,472,737
Principal Mutual Life Insurance Company,
 guaranteed investment contract                2,287,755     2,133,137
First Wisconsin National Bank,
 guaranteed investment contract                4,395,496     2,137,490


The Plan's exposure to accounting loss with respect to these financial instruments is limited to the carrying values stated above.

4. Income Tax Status

The Internal Revenue Service has ruled that the Plan qualifies under Sections 401(a) and (k) of the Internal Revenue Code (IRC) and is, therefore, not subject to tax under present income tax law. The Plan is required to operate in conformity with the IRC to maintain its qualification. The plan administrator is not aware of any course of action or series of events that have occurred that might adversely affect the Plan's qualified status.

5. Transactions with Parties-In-Interest

The Stock Fund and the Post-1989 Stock Match Fund invest primarily in Morrison Restaurants Inc. common stock. At December 31, 1993 and 1992, these funds held 431,756 and 308,790 shares of this stock, respectively, with market values of $11,333,595 or $26.25 per share and $6,021,405 or $19.50 per share, respectively. On October 29, 1993 Morrison Restaurants Inc. paid a 3-for-2 stock split. All share data above has been adjusted to reflect the split.

         Morrison Restaurants Inc. Salary Deferral Plan

           Notes to Financial Statements (continued)



6. Guaranteed Investment Contracts with Insurance Companies

The Plan has guaranteed investment contracts with several insurance companies. Deposits made under these contracts earn interest at guaranteed rates between 6.1% and 9.2%. The contracts have various terms relating to the allowance of withdrawals. Each contains provisions for investment loss (surrender) charges which the Plan would have to pay in the event of early withdrawal prior to contract maturity date. The contract values of the individual investments which comprise the total of the guaranteed investment contracts at December 31, 1993 and 1992 are as follows:


                                                 1993          1992

Continental Assurance Company,
 guaranteed investment contract             $  2,132,177  $  4,897,063
Allstate Life Insurance Company,
 guaranteed investment contract #GA-4894       5,175,508     4,770,053
Allstate Life Insurance Company,
 guaranteed investment contract #GA-5050       6,310,107     5,807,738
State Mutual Life Assurance Company,
 guaranteed investment contract                        -     3,472,737
Principal Mutual Life Insurance Company,
 guaranteed investment contract                2,287,755     2,133,137
First Wisconsin National Bank,
 guaranteed investment contract                4,395,496     2,137,490
Life Insurance of Virginia,
 guaranteed investment contract                1,375,278             -
Totals                                      $ 21,676,321  $ 23,218,218

                         Morrison Restaurants Inc. Salary Deferral Plan

                            Notes to Financial Statements (continued)

7. Investment Programs

The allocation of Plan assets and liabilities to the separate investment programs at December 31, 1993 and 1992 was as follows:
                                                 Short-term                    Fixed                    Post-1989
                                                 Investment     Equity        Income        Stock     Stock Match
                                                    Fund         Fund          Fund          Fund         Fund          Total

December 31, 1993
Assets
Investments, at fair value:
  Morrison Restaurants Inc. common stock      $          -  $          -  $          -  $  7,171,409  $  4,162,186  $ 11,333,595
  Other equity securities:
    Sun Bank Corporate Equity Fund                       -     1,604,327             -             -             -     1,604,327
    Templeton Growth Fund                                -     1,736,648             -             -             -     1,736,648

Guaranteed investment contracts with
 insurance companies, at contract value:
 Continental Assurance Company,
  guaranteed investment contract                         -             -     2,132,177             -             -     2,132,177
 Allstate Life Insurance Company,
  guaranteed investment contracts                        -             -    11,485,615             -             -    11,485,615
 Principal Mutual Life Insurance
  Company, guaranteed investment
  contract                                               -             -     2,287,755             -             -     2,287,755
 First Wisconsin National Bank,
  guaranteed investment contract                         -             -     4,395,496             -             -     4,395,496
 Life Insurance Company of Virginia,
  guaranteed investment contract                         -             -     1,375,278             -             -     1,375,278
Total Investments                                        -     3,340,975    21,676,321     7,171,409     4,162,186    36,350,891

Contributions receivable:
  Participants                                      22,497        50,840       170,754       179,842             -       423,933
  Employer                                               -             -             -             -        87,035        87,035
                                                    22,497        50,840       170,754       179,842        87,035       510,968
Dividends and interest receivable                    3,238           115         2,863            72            84         6,372
Cash                                             1,460,242        56,325     2,110,295        71,877        10,904     3,709,643
Net assets available for benefits             $  1,485,977  $  3,448,255  $ 23,960,233  $  7,423,200  $  4,260,209  $ 40,577,874


                         Morrison Restaurants Inc. Salary Deferral Plan

                            Notes to Financial Statements (continued)

7. Investment Programs (continued)
                                                 Short-term                    Fixed                     Post-1989
                                                 Investment     Equity        Income        Stock       Stock Match
                                                    Fund         Fund          Fund          Fund          Fund        Total

December 31, 1992
Assets
Investments, at fair value:
  Morrison Restaurants Inc. common stock      $          -  $          -  $          -   $ 3,418,668  $  2,602,737  $  6,021,405
  Other equity securities:
    Murray Johnstone International Fund                  -       883,014             -             -             -       883,014
    Sun Bank Corporate Equity Fund                       -     1,226,678             -             -             -     1,226,678

Guaranteed investment contracts with
 insurance companies, at contract value:
 Continental Assurance Company,
  guaranteed investment contract                         -             -     4,897,063             -             -     4,897,063
 Allstate Life Insurance Company,
  guaranteed investment contracts                        -             -    10,577,791             -             -    10,577,791
 State Mutual Life Assurance Company,
  guaranteed investment contract                         -             -     3,472,737             -             -     3,472,737
 Principal Mutual Life Insurance
  Company, guaranteed investment
  contract                                               -             -     2,133,137             -             -     2,133,137
 First Wisconsin National Bank,
  guaranteed investment contract                         -             -     2,137,490             -             -     2,137,490
Total investments                                        -     2,109,692    23,218,218     3,418,668     2,602,737    31,349,315

Dividends and interest receivable                    3,596           710         2,804           109           111         7,330
Cash                                             1,566,119       218,052     1,252,110       213,854        76,026     3,326,161
Total assets                                     1,569,715     2,328,454    24,473,132     3,632,631     2,678,874    34,682,806

Liabilities and net assets available
  for benefits
Accrued trustee fees                                 1,280         1,518         7,231         2,108         1,561        13,698
Net assets available for benefits             $  1,568,435  $  2,326,936  $ 24,465,901  $  3,630,523  $  2,677,313  $ 34,669,108


                         Morrison Restaurants Inc. Salary Deferral Plan

                            Notes to Financial Statements (continued)

7. Investment Programs (continued)

Changes in net assets available for benefits for each of the two years in the period ended December 31,
1993 were allocated to separate investment programs as follows:
                                               Short-term                      Fixed                    Post-1989
                                               Investment      Equity         Income        Stock      Stock Match
                                                  Fund          Fund           Fund          Fund          Fund         Total


Net assets available for benefits at
  January 1, 1992                            $  1,619,840  $  2,251,363  $ 24,572,322  $  1,115,962  $  1,284,239  $ 30,843,726
Dividends on Morrison Restaurants Inc.
  common stock                                          -             -             -        34,485        36,190        70,675
Interest                                           53,676         2,996     1,975,271         1,868         1,439     2,035,250
Administrative expenses                           (13,049)      (24,758)     (128,490)      (13,757)      (12,846)     (192,900)
Net (depreciation) appreciation
  in fair value of investments                          -      (102,577)            -     1,027,020       921,191     1,845,634
Contributions:
  Participants                                    231,818       445,791     1,921,672       628,466             -     3,227,747
  Employer                                              -             -             -             -       611,984       611,984
Withdrawals by participants                      (225,253)     (216,121)   (2,837,138)     (312,209)     (182,287)   (3,773,008)
Interfund transfers                               (98,597)      (29,758)   (1,037,736)    1,148,688        17,403             -
Net assets available for benefits at
  December 31, 1992                             1,568,435     2,326,936    24,465,901     3,630,523     2,677,313    34,669,108
Dividends on Morrison Restaurants Inc.
 common stock                                           -             -             -        68,459        46,557       115,016
Other dividends                                         -        18,486             -             -             -        18,486
Interest                                           39,194        88,644     1,818,680         2,872         1,230     1,950,620
Administrative expenses                            (8,033)      (33,148)     (104,047)      (22,950)      (13,234)     (181,412)
Net appreciation in fair value of
 investments                                            -       393,991             -     1,682,750     1,039,238     3,115,979
Contributions:
  Participants                                    228,992       374,380     1,821,817     1,113,496             -     3,538,685
  Employer                                              -             -             -             -       725,327       725,327
Withdrawals by participants                      (214,260)     (196,986)   (2,213,735)     (529,413)     (219,541)   (3,373,935)
Interfund transfers                              (128,351)      475,952    (1,828,383)    1,477,463         3,319             -
Net assets available for benefits at
  December 31, 1993                          $  1,485,977  $  3,448,255  $ 23,960,233  $  7,423,200  $  4,260,209  $ 40,577,874



There were 2,331 active participants in the Plan at December 31, 1993.

                        Supplemental Schedules

           Morrison Restaurants Inc. Salary Deferral Plan

         Schedule 27a - Assets Held for Investment Purposes

                          December 31, 1993

   Identity of Issuer,
   Borrower, Lessor or                                                 Current
     Similar Party           Description of Investment      Cost        Value


Investments
Morrison Restaurants Inc.   431,756 shares of common
                             stock                      $ 6,306,611  $ 11,333,595

Other equity securities:
 Sun Bank, N.A.             15,177 units of corporate
                             equity fund                  1,148,193     1,604,327
 Templeton Growth Fund      98,561 shares of growth
                             fund                         1,486,048     1,736,648
                                                          2,634,241     3,340,975


Guaranteed investment
 contracts with insurance
 companies, at contract
 value:
 Continental Assurance      Guaranteed investment
  Company                    contract                     2,132,177     2,132,177

 Allstate Life Insurance    Guaranteed investment
  Company                    contracts #GA-4894 and
                             #GA-5050                    11,485,615    11,485,615

 Principal Mutual Life      Guaranteed investment
  Insurance Company          contract                     2,287,755     2,287,755

 First Wisconsin National   Guaranteed investment
  Bank                       contract                     4,395,496     4,395,496

 Life Insurance of          Guaranteed investment
  Virginia                   contract                     1,375,278     1,375,278
                                                         21,676,321    21,676,321
Totals                                                 $ 30,617,173  $ 36,350,891


Cash
Amsouth Bank, N.A.          Master money market
                             account                   $  3,709,643  $  3,709,643




                      Morrison Restaurants Inc. Salary Deferral Plan

                    Item 27d - Schedule of Reportable (5%) Transactions

                               Year Ended December 31, 1993

                                                                                                            Current Value
                                                                                                             of Asset on
                                                                    Purchase      Selling        Cost of     Transaction   Net Gain
   Identity of Party Involved        Description of Assets           Price         Price          Asset          Date     or (Loss)

ASO Outlook Group Prime
 Obligation                      Money market account            $ 16,105,660  $          -    $ 16,105,660  $ 16,105,660  $      _

ASO Outlook Group Prime
 Obligation                      Money market account                       -     15,724,128     15,724,128    15,724,128         _

First Wisconsin National Bank    Guaranteed investment contract     2,533,306              -      2,533,306     2,533,306         _

First Wisconsin National Bank    Guaranteed investment contract             -        275,300        275,300       275,300         _

State Mutual Life Assurance      Guaranteed investment contract             -      3,507,173      3,507,173     3,507,173         _

State Mutual Life Assurance      Guaranteed investment contract        34,436              -         34,436        34,436         _

Continental Assurance
 Company                         Guaranteed investment contract       362,832              -        362,832       362,832         _

Continental Assurance
 Company                         Guaranteed investment contract             -      3,127,718      3,127,718     3,127,718         _

Morrison Restaurants Inc.        122,966 shares of common stock     2,590,213              -      2,590,213     2,590,213         _


